Calculation of Filing Fee Tables
S-8
Empire State Realty Trust, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, $0.01 par value per share	457(a)	15,000,000	$ 5.70	$ 85,500,000.00	0.0001381	$ 11,807.55
Total Offering Amounts:						$ 85,500,000.00		$ 11,807.55
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 11,807.55
Offering Note
[1]	1a. Represents the maximum number of shares of Class A common stock, $0.01 par value per share ("Class A Common Stock"), issuable under the Empire State Realty Trust, Inc. Empire State Realty OP, L.P. 2026 Equity Incentive Plan (the "2026 Equity Incentive Plan"). The 2026 Equity Incentive Plan was approved by the stockholders of the registrant on May 14, 2026. Pursuant to Rule 416 under the Securities Act of 1933, as amended, (the "Securities Act"), this registration statement also covers any additional shares of Class A Common Stock that may become issuable under the 2026 Equity Incentive Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration, which would increase the number of the registrant's outstanding shares of Class A Common Stock. 1b. Estimated solely for purposes of determining the registration fee pursuant to the provisions of Rule 457(c) and Rule 457(h) under the Securities Act by averaging the high and low sales prices of the registrant's Class A Common Stock as reported by the New York Stock Exchange on May 7, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources